Exhibit 10.1

STOCK PURCHASE AGREEMENT

This stock purchase agreement (this “Agreement”) is entered into by and between High Desert Holding Corp., a Nevada corporation (“Issuer”), and the undersigned purchaser (“Purchaser”) as of the date of acceptance by the Issuer (the “Effective Date”). Each of Issuer and Purchaser may be referred to hereinafter as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, Issuer has total authorized capital of Seventy Million (70,000,000) shares of common stock, $0.001 par value (“Common Stock”), and Five Million (5,000,000) shares of preferred stock, $0.001 par value, its sole classes and series of authorized capital; and

WHEREAS, Issuer desires to issue and sell to Purchaser certain shares of its Common Stock identified below where undersigned (the “Shares”) for the total purchase price set forth below where undersigned (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and certain other good and valuable consideration, the Parties agree as follows:

1.             Recitals. The foregoing recitals are a material, substantive, and integral part of this Agreement and are enforceable as if hereinafter restated.

2.             Purchase and Sale. Contemporaneously with the execution of this Agreement, and subject to Issuer’s transfer agent protocols, Issuer shall issue, sell, convey, transfer, and deliver to Purchaser one or more stock certificates duly executed for the benefit of Purchaser, representing the entirety of the Shares.

3.             Purchase Price. Contemporaneously with the execution of this Agreement, Purchaser shall pay the Purchase Price in immediately available funds to Issuer as the sole monetary consideration for the Shares. Purchaser acknowledges and agrees that failure of Purchaser to transmit, and Issuer to receive, the full amount of the Purchase Price in immediately available funds shall entitle Issuer to cancel the sale and transfer of the Shares in their entirety and return any portion of the Purchase Price received by Issuer, less any reasonable expenses incurred by Issuer in rescinding such sale and transfer.

4.             Representations and Warranties of Issuer. Issuer hereby represents and warrants to Purchaser as of the Effective Date as follows:

a.             Authority to Contract. Issuer has full legal power and authority to execute, deliver, and perform its obligations under this Agreement, and this Agreement constitutes a legal, valid, and binding obligation of Issuer enforceable against it in accordance with its terms.

b.             Other Agreements. Issuer is not a party to any agreement, written or oral, creating rights of any third party in respect of the Shares or relating to the voting of the Shares.

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c.             Status of Shares. Issuer is the lawful issuer and owner of the Shares, free and clear of all security interests, liens, encumbrances, and other charges.

d.             Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Issuer.

5.             Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Issuer as of the Effective Date as follows:

a.             Authority to Contract. Purchaser has full legal power and authority to execute, deliver, and perform its obligations under this Agreement, and this Agreement constitutes a legal, valid, and binding obligation of Purchaser enforceable against it in accordance with its terms.

b.             Due Diligence. In connection with the purchase of the Shares, Purchaser: (i) has been provided with the opportunity to conduct any and all due diligence requested or required by Purchaser concerning Issuer and its business, financial condition, and prospects as Purchaser has determined to be necessary; (ii) has had an opportunity to ask such questions and make such inquiries concerning Issuer, its business, its financial condition, and its prospects as Purchaser has deemed appropriate; and (iii) has received complete and satisfactory answers to such questions and inquiries.

c.             Independent Legal Counsel. Purchaser has had a full and complete opportunity to consult with independent legal counsel or other advisers of its own choosing concerning the terms, enforceability, and implications of this Agreement, and Issuer has not made any representations or warranties to Purchaser concerning the terms, enforceability, or implications of this Agreement other than as reflected in this Agreement.

d.             Source of Funds. The funds required to satisfy payment of the Purchase Price to Issuer, and the source or sources of all such funds, comply with all relevant anti-money laundering laws and regulations, including such United States statutes amended by the USA PATRIOT Act of 2001 (P.L. 107-56, October 26, 2001) and the regulations administered by the United States Department of Treasury’s Office of Foreign Assets Control.

e.             No Undisclosed Third Parties to Agreement. Purchaser is acting for itself as the sole purchaser of the Shares pursuant to this Agreement, and there are no undisclosed third parties to this Agreement.

f.              Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

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g.             Accredited Investor. Purchaser is either an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended, or has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the prospective investment in the Issuer Shares. Purchaser further represents that, by reason of its, or of its management’s, business and financial experience, Purchaser has the capacity to evaluate the merits and risks of its investment in the Shares and to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser’s financial condition is such that it is able to bear all economic risks of investment in the Shares, including a complete loss of its investment.

h.             No General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice, or other communication regarding the Shares, including from any: (i) publication in any newspaper, magazine, or similar media; (ii) broadcast over the internet, television, radio, or other medium; (iii) presentation at any seminar or other in-person event; or (iv) other general solicitation or general advertisement.

i.              No Distribution of Shares. Purchaser is acquiring the Shares for investment purposes, with no intention of distributing or reselling any of the Shares or any interest therein. Purchaser does not presently have any contract, undertaking, agreement, or arrangement with any entity, organization, or individual to sell or transfer or grant participations in, the Shares to any such entity, organization, or individual.

j.              No Market Pricing of Shares. Purchaser understands the terms of and risks associated with the acquisition of the Shares, including, without limitation, a lack of liquidity, price transparency, or pricing availability and the risks associated with the industry in which Issuer operates.

6.             Further Instruments. Each Party agrees to execute and deliver such other and further instruments, and to do such other and further acts, as may be necessary or desirable to effect the transactions contemplated in this Agreement and carry out the intent and purpose of this Agreement.

7.             Entire Agreement. This Agreement, together with any accompanying instruments and documents executed contemporaneously herewith, comprise the full and complete agreement of the Parties with respect to the subject matter hereof and supersedes all prior communications, understandings, and agreements of the Parties, whether written or oral, expressed or implied, with respect the subject matter hereof.

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8.             Notices. All notices under this Agreement will be in writing and will be sent to Issuer at 4755 Caughlin Parkway, Suite A, Reno, Nevada 89519, and to Purchaser at the address set forth where undersigned. All notices to be sent or delivered hereunder shall be deemed to be given or become effective for all purposes of this Agreement as follows: (i) if delivered in person, when given; (ii) if sent by mail, when received by the person to whom it is given, unless it is mailed by registered, certified or express mail, in which case it shall be deemed given or effective on the earlier of the date of receipt or refusal; and (iii) if sent by electronic mail, facsimile, or other form of electronic transmission, twelve (12) hours after the transmission with proof that it was sent to the correct electronic mail address, telephone number, or similar address, as the case may be.

9.             Costs. Each Party agrees to pay its own costs, expenses, and attorneys’ fees incurred in connection with this Agreement, including in the event of any litigation arising out of this Agreement.

10.           Opportunity to Review. The Parties acknowledge and agree that they have had a full and fair opportunity to review, comment, and make compromise revisions to this Agreement.

11.           Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without giving effect to the conflicts of laws principals thereof.

12.           Jurisdiction and Venue. Each Party hereby submits to the jurisdiction and venue of the state and federal courts located in Washoe County, Nevada, for purposes of any mediation, arbitration, or litigation related to this Agreement.

13.           Waiver of Jury Trial. Each Party hereby waives trial by jury in any action, proceeding, or counterclaim brought by any party hereto or any beneficiary hereof on any matter whatsoever arising out of or in any way connected with this Note.

14.           Severability. Each provision of this Agreement is severable, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that each Party shall use reasonable efforts to give effect to the economic or other intended purpose of any provision that is unenforceable or invalid.

15.           Enforceability. This Agreement shall not be effective or enforceable until executed by each Party set forth below.

16.           Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17.           Electronic Signatures. This Agreement may be executed by original, facsimile, and electronic signatures, each of which when affixed shall be deemed to be an original that is enforceable against the executing Party.

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Stock Purchase Agreement

IN WITNESS WHEREOF, Purchaser has agreed to the foregoing terms and conditions of this Agreement.

Purchaser:	____________________________	Date: __________________
(Name of Purchaser)

By:	____________________________
(Signature of Authorized Person)

Name:	____________________________
(Type or Print)

Title:	____________________________
(Type or Print)

Address:	____________________________
____________________________
____________________________

State of Residence or Entity Formation:		____________________________

Social Security Number or Tax ID Number:		____________________________

	Number of Shares*:	10,000

	Price Per Share:	$0.20

	Total Purchase Price:	$2,000

*	All references to “Shares” herein are to the common stock, $0.001 par value, of High Desert Holding Corp., a Nevada corporation.

Agreed and accepted by Issuer:

By:	____________________________	Date: __________________
High Desert Holding Corp.

Name:	____________________________
Mark A. Kersey

Title:	____________________________
CEO and President

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